                                                                11
                                                        Exhibit 11


         SYSCO CORPORATION AND ITS CONSOLIDATED SUBSIDIARIES
           STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                                 26-Week Period Ended          13-Week Period Ended
                                           -----------------------------   -----------------------------
                                           Dec. 28, 1996  Dec. 30, 1995     Dec. 28, 1996  Dec. 30, 1995
                                           -------------  --------------   -------------  --------------
Calculation of Primary Earnings Per Share:
-----------------------------------------
Net earnings applicable to common stock    $ 149,842,000  $ 136,875,000     $  76,435,000  $  70,704,000
                                           =============  =============    =============  =============

Average number of common shares and common
  stock equivalents outstanding              179,233,095    182,970,451      178,412,247    183,156,420

Dilutive effect of stock options <F1>            ---            ---              ---            ---
                                           -------------  -------------    -------------  -------------
                                             179,233,095    182,970,451      178,412,247    183,156,420
                                           =============  =============    =============  =============
Primary earnings per share                 $        0.84  $        0.75    $        0.43  $        0.39
                                           =============  =============    =============  =============

Calculation of Fully Diluted
Earnings Per Share:
----------------------------

Net earnings applicable to common stock    $ 149,842,000  $ 136,875,000     $  76,435,000  $  70,704,000
                                           =============  =============     =============  =============

Average number of shares outstanding
 on a fully diluted basis - same as
 for calculation of primary earnings
 per share                                   179,233,095    182,970,451       178,412,247    183,156,420

Dilutive effect of stock options and
 Liquid Yield Option Notes <F2>                  ---           ---               ---            ---
                                           -------------  -------------     -------------   ------------
                                             179,233,095    182,970,451       178,412,247    183,156,420
                                           =============  =============     =============   ============

Fully diluted earnings per share           $        0.84  $        0.75     $        0.43   $       0.39
                                           =============  =============     =============   ============

            <F1> Maximum possible dilutive effect of outstanding options in each period is less than 3%.
            <F2> Maximum possible dilutive effect of outstanding options and Liquid Yield
                   Option Notes during each period is less than 3%.